CONFIDENTIAL TREATMENT REQUESTED

JCPENNEY / WILLIAM RAST LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”), dated as of November 17, 2011 is entered into by and between J. C. PENNEY CORPORATION, INC., a Delaware corporation (together with its subsidiaries and affiliates, “JCP”), and William Rast Sourcing, LLC, a Delaware limited liability company (“WRS”) and William Rast Licensing, LLC, a Delaware limited liability company (“WRL”). JCP, WRS and WRL are sometimes referred to collectively as the “Parties” and each individually as a “Party.”

RECITALS:

WHEREAS, WRL is the owner of the Trademark (as defined below), together with the trade dress and the goodwill associated with the such Trademark in the Territory (as defined below);

WHEREAS, WRL has granted to WRS an exclusive license to use the Trademark in connection with the manufacture and sale of men’s apparel and accessories, women’s apparel, and footwear within the Territory, and WRL has the right to license to third parties rights to the Trademark in connection with the manufacture and sale of handbags, sunglasses, watches and luggage within the Territory;

WHEREAS, JCP owns and operates retail stores, publishes and distributes merchandise catalogs, and owns and operates Internet web sites where apparel, accessories, footwear and home goods are sold to consumers; and

WHEREAS, JCP desires to obtain from WRS and WRL, and WRS and WRL desire to grant to JCP, on the terms and conditions set forth herein, an exclusive license and sublicense, as the case may be, to use the Trademark in connection with the manufacture and sale of men’s apparel and accessories (subject to the limitations herein), women’s apparel, handbags, footwear, sunglasses (subject to the limitations herein), watches, and luggage within the Territory.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. When used in this Agreement, the following terms will have the meanings set forth below:

(a) “Existing Licenses” means the existing license agreement between WRL and WRS, on the one hand, and third party licensees, on the other hand, which license agreements are identified on Appendix D attached hereto.

(b) “IP Rights” means all intellectual property interests in or to the products now or hereafter owned and/or created by or on behalf of WR, including, without limitation, by JCP pursuant to the terms and conditions of this Agreement, whether or not copyrightable or patentable, including, without limitation, patterns, designs, and trade dress in and to any licensed apparel products and to any prints, package designs, labels, advertising, and other promotional materials used on or in conjunction with the Trademark or the Licensed Products.

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(c) “JCP-Branded” means branded with the trademark JCPenney(R) or such other trademark that JCP adopts after the date hereof and uses as the primary trademark to identify its retail stores that are currently branded JCPenney(R).

(d) “Licensed Products” means products in the Product Categories which (i) are authorized by WR, and (ii) bear the Trademark on the product itself or on a hang-tag, label, and/or other means of packaging.

(e) “Men’s Small Goods” means men’s wallets, small leather goods, messenger bags, totes, belts, travel kits and electronics cases,which are subject to an Existing License Agreement.

(f) “Net Sales” means: (i) for retail store sales, the actual retail price paid to JCP by JCP’s customers (not including any sales or other taxes) for all Licensed Products sold, less any discounts, refunds, credits, or returns given by JCP to its customers; and (ii) for mail order and e-commerce sales, the gross sales price paid to JCP by JCP’s customers (not including any sales or other taxes) for all Licensed Products sold, less any returns and customer order adjustments (discounts, refunds, credits, or other allowances) given by JCP to its customers, less the amount, if any, of JCP’s out-of-pocket third-party costs for free transportation and handling promotional programs for the Licensed Products. For purposes of this agreement, no royalties will be payable on (and for purposes of calculating royalties, “Net Sales” will not include) Licensed Products sold during any given fiscal year after being designated as permanent clearance merchandise or sold through JCP-Branded internet outlet pages, so long as the amount of Net Sales of Licensed Products designated as permanent clearance merchandise or sold through JCP-Branded internet outlet pages does not exceed ***1 percent (***%) of total Net Sales in any given fiscal year. In addition, no royalties will be payable on (and for purposes of calculating royalties, “Net Sales” will not include) Licensed Products liquidated through jobbers or third party liquidators.

(g) “Product Categories” means Men’s Apparel and Accessories (excluding Men’s Small Goods), Women’s Apparel, Handbags, Footwear, Watches, and Luggage. In addition, Product Categories will also include Sunglasses and Men’s Small Goods if and when any such category is no longer subject to an Existing License Agreement.

(h) “Territory” means (i) worldwide for the manufacture of Licensed Products, and (ii) for the sale, marketing, merchandising, advertising, and promotion of Licensed Products, (A) JCP-Branded retail stores in the United States (including the District of Columbia and Puerto Rico), and (B) the normal distribution for orders received by JCP’s direct mail and JCP-Branded electronically enabled commerce, whether currently known or hereafter coming into existence, targeted exclusively to consumers in the United States, Puerto Rico and United States military installations throughout the world. WR acknowledges that JCP will not be in breach for sales of a de minimus amount, as reasonably determined by WR, made through JCP’s United States-based direct mail and e-commerce platforms that may be shipped to consumers outside of the United States.

1 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (“SEC”) and have been filed separately with the SEC.

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(i) “Trademark” means (i) the trademark and logos included on Appendix A, and (ii) any other Trademark or service marks to be used in connection with the Licensed Products, as hereinafter agreed to in writing by the Parties.

(j) “WR” means, collectively, WRL and WRS. Any grant of rights to the Trademark by “WR” pursuant to this Agreement shall mean a grant of rights by WRL and/or WRS to the extent of such Party’s rights to the Trademark as the owner (in the case of WRL) or licensee (in the case of WRS) thereof, and all rights and obligations of “WR” under this Agreement shall be for the benefit of, received by, or performed by, as the case may be, WRS unless this Agreement specifically provides otherwise.

2. GRANT OF LICENSE.

(a) Upon the terms and conditions set forth in this Agreement, WR hereby grants to JCP, and JCP hereby accepts from WR, the right and license (the “License”) to use, without the right to modify or create derivative works of, the Trademark in the Territory during the Term provided in Section 7 below, in connection with or related to the manufacture, sale and marketing of the Licensed Products through JCP-Branded retail stores, consumer-direct mail, and consumer-direct ecommerce business only.

(b) The License shall be non-exclusive in the Territory with respect to the right to manufacture Licensed Products, and WR retains the right to manufacture directly and authorize third parties to manufacture Licensed Products in the Territory. Except as otherwise provided herein, the License shall be exclusive to JCP with respect to all other rights granted to JCP hereunder (i.e., rights of sale, marketing, merchandising, advertising, and promotion of Licensed Products in JCP-Branded retail stores and via consumer-direct mail and consumer-direct ecommerce business).

(c) The License does not include the right to grant sublicenses to third parties, except as necessary for JCP to advertise and manufacture the Licensed Products. JCP will distribute and sell such quantities of Licensed Products as reasonable and customary quantities for a national brand presence in a minimum of approximately 600 retail stores and otherwise as agreed upon with WR.. Any estimates, projections, or future sales figures provided by JCP to WR, but excluding the GMR (as defined below), will be considered as non-binding estimates only. JCP specifically acknowledges and agrees that its use of the Trademark will not create in JCP any right, title, or interest in the Trademark.

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3. EXCLUSIVITY.

(a) Except as provided in Section 3(b) below, during the term of this Agreement, WR agrees to refrain from selling or authorizing any other party to sell any line of Licensed Products in the Territory bearing the Trademark, in any channels of distribution. By way of example and without limiting the foregoing, products that bear the Trademark on the product itself or on a hang-tag, label, and/or other means of packaging will not be sold or distributed by, or on behalf of, WR to the following retailers: Dillard’s, Macy’s, Kohl’s, Kmart, Sears, Target, or Wal-Mart. Nothing herein will prohibit WR from using marks other than the Trademarks (the “Halo Brand”) so that WR may continue to design, manufacture, distribute and sell the Halo Brand products in the Territory through better department stores, including but not limited to Neiman Marcus, Nordstrom and Bloomingdales and premium specialty jean stores.

(b) Notwithstanding this Agreement to the contrary, WR shall have the right to continue to sell Licensed Products without restriction until May 15, 2012.

4. TREND DIRECTION AND DESIGN. WR will provide JCP with trend and design direction, including color palette, fabrication, basic blocks, sketches and measurements, for the Licensed Products. WR will collaborate with JCP on all designs, designer partners, advertising, image, and marketing campaigns for the Licensed Products.

(a) Men’s Apparel and Accessories. JCP will design the Licensed Products in the Men’s Apparel and Accessories Product Categories. WR will have approval rights at the concept stage.

(b) Women’s Apparel. For Women’s Apparel, WR will design the Licensed Products with a minimum 2:1 ratio to the number of styles in the conceptual merchandise plan. WR will provide design sketches, measurements, fabric, trim and placement and specifications to JCP and JCP will create technical design packs. WR will reasonably adhere to JCP’s design and sourcing calendar, which JCP will provide to WR. For Licensed Products in the Women’s Apparel product category, JCP will have the right to take design responsibility for a given calendar year by giving WR six months notice prior to the beginning of the applicable calendar year.

(c) Footwear, Sunglasses, Watches and Luggage. Unless there is an existing third party license agreement with WR, JCP will design and source, or cause one of its suppliers to design and source, footwear, sunglasses, watches and luggage. If there is an existing third party licensee, JCP will purchase the products from that supplier. No royalties will be due on any products purchased from third party licensees.

5. PACKAGING. WR will provide conceptual design for the product packaging in the form of digital camera ready artwork for the logos. WR will create a packaging style guide to be reviewed and mutually agreed upon at annual strategy meetings. JCP will source the packaging.

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6. APPROVALS.

(a) Strategy Meetings. The Parties will meet annually at a mutually convenient time and place to discuss strategy for the design and marketing of the Licensed Products.

(b) Timing/Approvals. JCP will be responsible for final approval of color, production and fit, consistent with the design specifications. JCP will provide a concept sample for approval to WR. WR will respond in writing to all requests for approvals under this Agreement as quickly as possible, and, in all cases, within seven (7) business days. If a written approval has not been received within such period, then the submission will be deemed approved.

(c) Trademark Use Materials. All Trademark Use Materials (as defined in Section 11(a) below), to the extent any include WR’s IP Rights, will utilize WR’s IP Rights consistently with the trademark and copyright usage guidelines as are reasonably required by WR. In addition, except as respects newspaper circulars, JCP will submit at concept stage representative samples of advertising materials to WR for its prior review and approval. Upon WR’s request from time to time, JCP will submit packaging for the Licensed Products and advertising materials utilized pursuant hereto so that WR may review JCP’s compliance with the foregoing. To the extent any of such Trademark Use Material does not materially comply with the requirements of this Section, JCP will correct such non-compliance with the next available production run of such materials.

7. TERM AND RENEWALS.

(a) Term. Unless otherwise stated herein, all periods referred to in this agreement will be based on JCP’s fiscal calendar. This Agreement will be effective as of December 1, 2011 (the “Effective Date”) and will continue through January 30, 2016 (the “Initial Term”), unless terminated sooner as provided herein.

(b) Royalty Periods: “Royalty Period” will mean a period of twelve of JCP’s fiscal months during which this Agreement is in effect, except that the first Royalty Period will be as provided below. The Royalty Periods and Guaranteed Minimum Royalties will be as follows:

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Royalty Period	Dates	Guaranteed Minimum Royalty
Royalty Period 1	Effective Date to February 3, 2013	$***[2]
Royalty Period 2	February 4, 2013 to February 1, 2014	$***
Royalty Period 3	February 2, 2014 to January 31, 2015	$***
Royalty Period 4	February 1, 2015 to January 30, 2016	$***

(c) Renewal Option. On or before twelve (12) months before the expiration of the Initial Term, JCP may elect to extend the Initial Term of this License Agreement for a five (5) year renewal period (the “Renewal Term”). The Renewal Term will be JCP fiscal years 2016 through 2020. The Guaranteed Minimum Royalty for the Royalty Period for the first fiscal year during the Renewal Term will be equal to the greater of Royalty Period 3’s Actual Royalty or ***% of Royalty Period 4’s Actual Royalty, but in no event less than Royalty Period 4’s GMR. Following JCP’s election to extend the Initial Term for the Renewal Term, the Parties will negotiate in good faith to establish GMRs for the remaining Royalty Periods in the Renewal Term, but in no event shall such GMRs be less than the GMR for the Royalty Period for the first fiscal year during the Renewal Term.

(d) References to “Term” will hereinafter include the Initial Term and the Renewal Term, as applicable.

8. PAYMENTS.

(a) Royalty. All Royalty payments will be made within 45 days following the end of each quarter in each Royalty Period during both the Initial Term and the Renewal Term, if applicable, as indicated on the Payment Schedule in Appendix C (the “Payment Schedule”)

(b) Percentage Royalty Rate. During each of the Royalty Periods during the Term, JCP will pay the following royalties to WR (“Royalty”): ***% of Net Sales of Licensed Product.

(c) Guaranteed Minimum Royalty. In addition, JCP will guarantee the minimum Royalty amounts specified in Section 7(b) hereinabove to WR (the “Guaranteed Minimum Royalty” or “GMR”) for each Royalty Period. The GMR will be payable in accordance with the Payment Schedule.

2 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the SEC and have been filed separately with the SEC.

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(e) Design Fee. JCP will pay to WR a design fee of $***3 per Royalty Period in accordance with the Payment Schedule.

(f) Advance. Within 20 days of signing, JCP will advance WR 50% of Royalty Period 1’s GMR. The Advance will be credited against any Royalties due in the Royalty Period 1.

(e) Payment Due Dates. JCP will remit all payments in accordance with the Payment Schedule. Any payment due dates that fall on a weekend or national holiday will be due on or before the next business day.

9. MARKETING AND LAUNCH: JCP will build and invest in a comprehensive campaign concept as well as media outreach plan, with creative collaboration from WR and Justin Timberlake. Justin Timberlake will participate in the launch event and organic marketing initiatives conceptualized by WR and JCP. JCP will prominently make an introduction of the Licensed Products by offering a collection at a prominent number of A, B and C doors of JCP-Branded retail stores in the United States (including the District of Columbia and Puerto Rico) and on JCP-Branded electronically enabled commerce.

10. REPORTS, RECORDKEEPING, AND AUDITS.

(a) Maintenance of Records. JCP will maintain true and accurate books of account and records in accordance with generally accepted accounting principles, consistently applied, covering all transactions relating to this Agreement and the License hereby granted. Such records will be maintained both during the Term and for a period of two (2) years thereafter for WR to perform any audits authorized by this Agreement.

(b) Quarterly Reports. Every Royalty payment will be accompanied by a report substantially in the format set forth on Appendix B (individually, a “Quarterly Report,” and collectively, the “Quarterly Reports”) providing details on: (i) the quarter and year-to-date gross sales and Net Sales and quantity, by department or subdivision, as applicable of all Licensed Products sold by JCP during the months to which such Quarterly Report relates (including Licensed Products designated as permanent clearance merchandise, sold through JCP-Branded internet outlet pages, which sales shall be identified separately by category); (ii) the calculation of the amount of Royalty payment during the applicable reporting period; and (iii) any other information that may be mutually agreed to by the Parties. JCP will also provide WR with remote access to sales data regarding the Licensed Products on its supplier website, including sales by store for each Licensed Product and each Product Category.

3 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the SEC and have been filed separately with the SEC.

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(c) Audit. WR and its duly authorized representatives will have the right no more than once in any twelve (12) month period during the Term and for a period of two (2) years following expiration of the Term, upon reasonable notice and at all reasonable hours during normal business days, to examine such books of account and records and all other documents and materials in the possession or under the control of JCP that are reasonably related to JCP’s payment of Royalties under this Agreement. The cost of such audit will be borne by WR, except that if the audit reveals a discrepancy in favor of WR of greater than five (5%) between the Royalties paid and those actually owed, then JCP will be responsible for such costs. In the event of a discrepancy regarding Royalties paid and those actually owed, the applicable party will promptly pay the amount of such overpayment or underpayment, as the case may be, to the other.

11. SOURCING/STANDARDS OF QUALITY/QUALITY CONTROL.

(a) Standards of Quality. The Licensed Products and any expression by JCP, directly or indirectly, which by its nature conveys to others the existence of a relationship between JCP and the Trademark or the Licensed Products (including, without limitation, all packaging, labeling, fixtures, advertising, point of sale and sales promotion materials, and product literature (collectively, the “Trademark Use Materials”), will be of high quality, style, appearance, and distinctiveness and generally be consistent with the high quality standards established by WR, and will in all respects (including, without limitation, the manufacture, sale, marketing, and advertising) be in accordance with all of the terms and provisions of this Agreement, with all applicable laws, rules, and regulations, and with any approval decision made by WR.

(d) Manufacturing/Sourcing. In all cases, the Licensed Product will be sourced by JCP or by a supplier designated by JCP. JCP will ensure that each of its suppliers of Licensed Products agrees to the standards set forth in JCP’s standard purchase contract, and JCP will enforce such standards in the usual manner in which such standards are enforced in regard to other suppliers of JCP’s private brand merchandise. Such standards are currently in and will remain in compliance with all laws applicable to the manufacturing of Licensed Products, including labor and employment, health and safety, customs and country of origin regulations, together with appropriate human rights standards and consideration as JC Penney may require from time to time.

(e) Property Retention. All intellectual property, including product designs, concepts, patterns, names (other than the Trademark), copyrights, patents, trademark, trade dress, and service marks (collectively, “Intellectual Property”) developed by JCP and JCP’s suppliers before or during the Term and which are incorporated into the Licensed Products will, be owned by JCP to the extent such Intellectual Property does not incorporate any Intellectual Property of WR. All Intellectual Property of WRS and WRL and their respective suppliers before or during the Term and which are incorporated into the Licensed Products (including the Trademark) will, be owned solely by WRS or WRL, as the case may be. All Intellectual Property developed jointly by WR and JCP during the Term (other than derivative works of the Trademark, including stylized versions thereof, which shall be owned exclusively by WRS or WRL, as the case may be) will be jointly owned by WR and JCP and neither Party may use such Intellectual Property after the Term without the prior written consent of the other.

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(f) Store Environment. The Licensed Product will be displayed in a prominent manner in keeping with the high quality of the Trademark. JCP will be responsible for the expenses incurred in connection with the development and implementation of the plans for the sales environments.

(g) Designated Representatives. Both JCP and WR will provide each other with the name, e-mail address, mailing address, and phone number of each Party’s designated contact(s) for all approvals required under this Agreement, and each Party will update the other of any changes to such information.

12. PROTECTION AND ENFORCEMENT OF TRADEMARK. As a material inducement to WR to enter into this Agreement, and as a material part of the consideration to WR hereunder, JCP hereby agrees to the following:

(a) JCP will not use or permit the use of the Trademark for any purpose or use other than the uses expressly licensed under this Agreement.

(b) JCP will cooperate fully and in good faith with WR for the purpose of securing and preserving WR’s rights in and to the Trademark. JCP will cause to appear on and in connection with the Licensed Products and the stores and advertising such reasonable statutory trademark notices and other notices proclaiming and identifying the Trademark as property of WR and/or WR’s licensor as WR may deem appropriate from time to time.

(c) JCP will, upon reasonable request, supply to WR enough specimens of advertisements, tags, labels, and other use of the Trademark as may be required in connection with any of WR’s Trademark applications or registrations in the Territory. JCP will execute any instrument WR will reasonably deem necessary or desirable to record or cancel JCP as a registered user of the Trademark.

(d) JCP will, in connection with its duty to use the Trademark so as to promote the continuing goodwill thereof, give immediate attention and take any reasonably necessary action, consistent with its customer relations and other policies, to satisfy all legitimate customer complaints brought against JCP in connection with the Licensed Products.

(e) JCP agrees that it will not, directly or indirectly, dispute, challenge, contest, or otherwise impair the rights or interests of WR in the Trademark, nor directly or indirectly assist any other person in contesting the same. The expiration or termination of this Agreement will in no way affect the operation of this subparagraph, or release or discharge JCP from the provisions of this subparagraph.

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(f) JCP will notify WR of any infringement or imitation by others of the Trademark, copyrights or WR’s IP Rights if and when such become known to JCP. WR will have the sole right to determine whether or not any action will be taken on account of such infringement or imitations and will bear any cost or expense, and be entitled to all damages and other recovery, related to such action.

(g) For the purposes of liquidation, JCP agrees that it will not knowingly authorize the resale or transfer of any Licensed Products to any other retailer, wholesaler, intermediary, or agent of any other person or entity, foreign or domestic, that JCP knew or should have known had the intent to resell the Licensed Products, without WR’s consent, unless all tags, labels, or other references to the Licensed Marks have been, or will be before resale, marked through, removed, or otherwise made illegible with the Licensed Marks.

(h) JCP will display the Trademark in the logo forms shown in Appendix A to this Agreement, or in such other form as WR may reasonably request, on all product packaging, hangtags, point of sale signage, displays and materials, and in advertising and promotions for the Licensed Products. JCP will also display such statutory trademark notices in connection with the Trademark as WR may reasonably require.

13. TERMINATION.

(a) Material Default. Either Party will have the right to terminate this Agreement upon a material breach by the other Party of this Agreement (other than a breach caused by an Act of God or force majeure), which material breach continues and/or is not cured within a period of thirty (30) days after the non-defaulting Party will have given written notice thereof to the defaulting Party.

(b) Termination by JCP. If Justin Timberlake is charged with the commission of a felony involving an act of moral turpitude, and JCP reasonably concludes that Justin Timberlake’s continued association with the Licensed Products would cause damage to JCP’s goodwill and reputation, then JCP will have the right to terminate this Agreement upon written notice to WR delivered at any time within ninety (90) days of the date of such charge.

(c) Effect of Termination. Upon the expiration or termination of this Agreement, the License will terminate and JCP will cease to use the Trademark and other IP Rights of WR in any way and will not manufacture or sell any additional units of the Licensed Products except in accordance with Section 13(d) below. WR and JCP will each remain liable for their respective obligations that accrued prior to the date of expiration or termination; provided, however that JCP will remain liable for all remaining Guaranteed Minimum Royalties for the balance of the Term in the event the Agreement is terminated as a result of JCP’s breach.

(d) Sell-Off Period. JCP agrees that from the date of expiration or termination of this Agreement, JCP will not place new orders for Licensed Products to be manufactured; provided, however, that, unless the Agreement is terminated as a result of JCP’s breach then JCP will have a period not to exceed six (6) months following the expiration or termination of this Agreement (the “Sell-Off Period”) to sell off Licensed Products which are on hand, in transit, in production, or which JCP is contractually obligated to purchase, provided that JCP will pay WR the applicable Royalties specified in Section 8(b) hereto and provide reporting with respect thereto on such liquidation sales. Any Licensed Products remaining after the Sell-Off Period will be destroyed.

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15. ASSIGNMENTS AND SUBCONTRACTS. Except as provided herein, neither this Agreement nor any of the rights or duties hereunder nor the License may be assigned, sub-licensed, encumbered, or otherwise transferred in any way by either Party, without the prior written consent and agreement of the other Party, such consent not to be unreasonably withheld.

16. INDEMNIFICATION.

(a) Indemnification of WR. JCP will indemnify and hold harmless WR and its licensors, affiliates, directors, officers, employees, and agents (collectively, the “WR Parties”) from and against all claims, damages, liabilities, losses, and other expenses, including, without limitation, reasonable attorneys’ fees and costs, whether or not a lawsuit or other proceeding is filed (“Claims”), that arise out of or relate to: (i) the design, manufacture, packaging, distribution, promotion, sale, marketing, advertising, or other use of the Trademark or the Licensed Products, except to the extent such liability results from a breach of this Agreement by WR; (ii) JCP’s breach of any provision of this Agreement; (iii) JCP’s business activities; (iv) JCP’s transactions with third parties and/or the operation of its business; (v) any third party product liability claims which result from any defect, alleged or real, in products manufactured by JCP or on behalf of JCP pursuant to the License; and/or (vi) JCP’s negligent or willful acts or omissions. WR will promptly notify JCP in writing of any such actual or threatened Claims; provided, however, that any failure or delay of WR to do so will excuse JCP of its indemnification obligations hereunder only to the extent JCP is materially prejudiced by such failure or delay. No settlement or attempt at settlement of any such Claims will be made without the prior written consent of JCP, which will not be unreasonably delayed or withheld.

(b) Indemnification of JCP. WR will indemnify and hold harmless JCP and its affiliates, directors, officers, employees, and agents (collectively, the “JCP Parties”) from and against all Claims that arise out of or relate to: (i) any third party claims relating to JCP’s use of the Trademark as set forth in this Agreement, including claims that such use violates or infringes any trademark, copyright, right of publicity or other Intellectual Property Right of any third party; or; (ii) WR’s breach of any provision of this Agreement. JCP will promptly notify WR in writing of any such actual or threatened Claims; provided, however, that any failure or delay of JCP to do so will excuse WR of its indemnification obligations hereunder only to the extent WR is materially prejudiced by such failure or delay. No settlement or attempt at settlement of any such claims or suits will be made without the prior written consent of WR, which will not be unreasonably delayed or withheld.

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(c) Limitations. Neither Party will be obligated to the other Party for indemnification under this Section 16 to the extent that a Claim is primarily the result of any acts of negligence, fraud, or misconduct on the part of the other Party or its employees, agents, or servants. The Parties agree to cooperate with each other, at the other’s expense, in any regard in the investigation and defense of any Claim covered by this Section 16.

17. INSURANCE.

(a) Insurance Coverage. Both WRS and JCP will maintain, during the Term, insurance policies of the following kinds and amounts, or in the amounts required by law, whichever is greater:

(i) Worker’s Compensation and Employer’s Liability Insurance affording (A) protection under the Worker’s Compensation Law of the state in which work is to be performed, or containing an all-states endorsement; and (B) Employer’s Liability protection subject to a limit of not less than $500,000; and

(ii) Commercial General and Product Liability Insurance, written on an occurrence basis, in amounts not less than (A) two million dollars ($2,000,000) per person and in the annual aggregate for bodily injury, and (B) two million dollars ($2,000,000) per person per occurrence and in the annual aggregate for property damage.

(b) Insurers. All insurance policies required to be maintained by the Parties will be procured from insurance companies rated at least A-VIII or better by the then-current edition of Best’s Insurance Reports published by A.M. Best Co.

(c) Limited Effect. This Section 17 will in no way affect the indemnification, remedy, or warranty provisions set forth in this Agreement or a Party's rights or obligations thereunder.

(d) Self Insurance. So long as JCP maintains a net worth in excess of One Hundred Million Dollars ($100,000,000.00), JCP may self-insure with respect to the insurance coverage described herein as long as JCP has adopted a bona fide and legally qualified plan of self insurance with respects to such coverage that is sufficient to provide for any losses that occur in connection with JCP’s obligations covered by this Agreement.

18. WARRANTIES. Each Party represents and warrants to the other that:

(a) It is authorized to enter into this Agreement; that this Agreement has been duly executed by an authorized signatory and constitutes the valid and binding obligation of such Party, enforceable in accordance with its terms; that at all times during the Term, it will have the power and authority to perform all of its obligations under this Agreement; and that the execution, delivery, and performance of this Agreement will not violate any agreement or instrument to which it is a party.

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(b) This Agreement has been duly executed and delivered and constitutes a legal, valid, and binding obligation enforceable on such Party in accordance with its terms.

(c) Neither the execution and delivery of this Agreement or any of the instruments or agreements referred to herein, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance of this Agreement or any of the instruments or agreements referred to herein (i) requires the consent, approval, order, or authorization of, or registration with, or the giving of notice to, any third party or any governmental agency, public body, or authority, or (ii) will contravene any existing federal, state, or local law, rule, or regulation or any judgment, decree, or order or will contravene or result in any breach of, or constitute any default under, any agreement or instrument.

19. GENERAL PROVISIONS.

(a) Notices. All notices and other communications required or permitted to be given under this Agreement will be in writing and will be delivered either by (i) personal delivery, (ii) registered or certified first-class mail, postage prepaid and return receipt requested, (iii) national commercial courier service, (iv) facsimile, or (v) electronic mail, in each case addressed as follows:

If to WRS or WRL:

William Rast Sourcing, LLC
1212 S. Flower St., 5th Floor

Los Angeles, CA 90015

Attn: Colin Dyne, Manager

Facsimile:

E-mail: cdyne@pplbusa.com

With a copy to:

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor

Sherman Oaks, CA 91403
Attn: John J. McIlvery, Esq.

Facsimile: (818) 444-6302

E-mail: jmcilvery@stubbsalderton.com

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If to JCP:

J. C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024

Attn: GMM Men’s Apparel Division

Facsimile: (972) ___________

E-mail:_________@jcpenney.com

With a copy to:

J.C. Penney Corporation, Inc.

6501 Legacy Drive

Plano, Texas 75024

Attn: Legal Department

Facsimile: 972-431-1133

E-mail: trademarks@jcpenney.com

Notices or other communications will be deemed to have been delivered: (A) if personally, upon delivery; (B) if by mail, five (5) days after deposit in the United States mail in the manner specified herein; (C) if by courier, the first business day after delivery to such courier; (D) if by facsimile, upon transmission and appropriate confirmation of transmittal; and (E) if by electronic mail, upon transmission. Either Party may change its address at any time by written notice to the other Party as set forth above.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, discussions, and agreements relating to the subject matter hereof. This Agreement may not be orally changed, altered, modified, or amended in any respect.

(c) Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the successors and permitted assigns of the Parties.

(d) Choice of Law; Forum; Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE PARTIES HEREBY AGREE THAT ANY ACTION OR PROCEEDING BETWEEN THE PARTIES OR THEIR SUCCESSORS ARISING OUT OF, CONCERNING, OR RELATED TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT, OR ANY OTHER AGREEMENT, TRANSACTION, OR DEALING BETWEEN THE PARTIES WILL BE HEARD BY A JUDGE. ACCORDINGLY, THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

14

(e) No Waiver. No waiver by either Party, whether express or implied, of any provision of this Agreement or of any breach or default of any Party, will constitute a continuing waiver of such provision or any other provisions of this Agreement, and no such waiver by any Party will prevent such Party from acting upon the same or any subsequent breach or default of the other Party of the same or any other provision of this Agreement.

(f) Disclaimer of Agency. Nothing in this Agreement will create a partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the Parties, and neither JCP nor WR will have the power to obligate or bind the other in any manner whatsoever.

(g) Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile, .PDF, or other electronically transmitted signature pages will be deemed the same as originals.

(h) Confidential Information. Each Party (a “Disclosing Party”), acting in any capacity, may provide the other (the “Receiving Party”) with, or allow access to, certain proprietary information not generally known to the public. Such information, whether or not marked as “confidential” or “proprietary,” which is disclosed (orally or otherwise) to or obtained by the Receiving Party, will be known as “Confidential Information.” The Receiving Party will not, at any time, disclose, permit the disclosure of, release, disseminate, or transfer, whether orally or by any other means, any part of the Disclosing Party's Confidential Information to any other person or entity, whether corporate, governmental, or individual, without the express written consent of the Disclosing Party, except as required by applicable law or in connection with legal process, in which case the Receiving Party will provide the Disclosing Party with reasonable opportunity to seek a protective order preventing such disclosure. Notwithstanding the foregoing, disclosure is permitted to those persons who are involved in the final contract negotiations between the Parties. The provisions of this Section 19(h) will not apply to any Confidential Information which: (i) at the time disclosed or obtained by the Receiving Party is in the public domain; (ii) after being disclosed or obtained by the Receiving Party becomes part of the public domain through no act, omission, or fault of either Party; (iii) was in the Receiving Party's possession at the time of disclosure or receipt and was not acquired, directly or indirectly, under an obligation of confidence; or (iv) is received by the Receiving Party from a third party after the time it was disclosed or obtained hereunder and was not acquired by the third party, directly or indirectly, from the Disclosing Party or from a director, officer, employee, or agent of the Disclosing Party under an obligation of confidence to the Disclosing Party. This Section 19(h) will continue in full force and effect for a period of three (3) years following the expiration or termination of this Agreement. Each Party agrees and acknowledges that the other Party will be irreparably harmed in the event of a breach by such Party of any provision of this Section 19(h), and that, in the event of such breach, monetary damages would be inadequate compensation for such harm.

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(i) Non-Disclosure. Neither Party will publicly disclose the existence of this Agreement or its terms without the prior written consent of the other Party.

(j) U.S. Bankruptcy Code. The License granted hereunder is and will be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, a license of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that a reasonable amount of time within which to accept or reject this Agreement is within ninety (90) days after the filing date of any bankruptcy petition.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

JCP:

J. C. PENNEY CORPORATION, INC.

By:_______________________________________

Name:_____________________________________

Title:______________________________________

WRS:

WILLIAM RAST SOURCING, LLC

By:_______________________________________

Name:_____________________________________

Title:______________________________________

WRL:

WILLIAM RAST LICENSING, LLC

By:_______________________________________

Name:_____________________________________

Title:______________________________________

Appendix A

Trademark

(See Attached)

APPENDIX B

Sample Royalty Quarterly Payment Report

(See Attached)

	William Rast Royalty Report Summary - Example
	Date prepared: 09/20/2011
1	Royalty Period		Date	Date
2	Quarterly Reporting Period		Date	Date
	Column B	Column C	Column D	Column E
3	Advance amount			-

	SUMMARY OF ALL APPLICABLE ROYALTIES			Royalty Calc
4	Current Quarter Total Net Sales		0.00
5	Current Quarter Net Sales		0.00	0.00
6	Prior Royalties Adjustment			0.00
7	Current Quarter Period Royalties for A	(Line 5 + Line 6 + Line 6a)		0.00
8	Prior Royalties Reported this Royalty Period (Column D)	Current payment (Column E)
9	Total Royalties	(Line 8 Column D + Column E)		0.00

	DETERMINATION OF SHORTFALL STATUS			Shortfall Calc
10	Guarantee Amount
11	Advance Payment for Contract Term	(Line 3)		0.00
12	Prior Royalties			0.00
13	Current Royalties (higher of 13D or 13E)		0.00	0.00
14	Total Calculated Royalties	(Line 12 + Line 13)		0.00
15	Royalties Needed to Meet Guarantee	(Line 10 less Line 14) (Exceeds minimum if less than 0)		0.00

	CALCULATION OF PAYMENT DUE			Payment Calc
16	Total Royalties Paid	(Line 14)	0.00
17	Total Royalties Due	(Line 14 less Line 11)		0.00
18	Total Previous Payments	(exclude advance)		0.00
19	Net Due based on applicable sales	(Line 17 less Line 18)		0.00
20	Net Due based on contract
21	Actual Payment			0.00

22	**Total Payment	(Line 15 + Line 18+ Line (19 or 20 whichever is higher))		0.00

William Rast Royalty Sales Report - Example

Date prepared: 9/20/2011

1st Quarter Current Reporting

Sub	Description	Store Sales Qty	.com Sales Qty	Store Gross Sales	.com Gross Sales	Store Returns	.com Returns	Store Net Sales	.com Net Sales	Total Net Sales	Royalty
xxx	Merchandise Category
xxx	Merchandise Category
xxx	Merchandise Category
xxx	Merchandise Category
xxx	Merchandise Category
xxx	Merchandise Category
xxx	Merchandise Category
xxx	Merchandise Category
xxx	Merchandise Category
xxx	Merchandise Category

						Subtotal		$ -	$ -	$ -	$ -

		Total Royalty Quarterly Payment									$ -

APPENDIX C

Payment Schedule

(See Attached)

Appendix

Payment Schedule – William Rast

Royalty Period	Fiscal Qtr	Type of Payment	Due Date	Amount Due

1	Q1	GMR	6/12/2012	***[4]
Fiscal 2012		Royalty Reconciliation	6/12/2012	***
		Design Fee	6/12/2012	***

	Q2	GMR	9/11/2012	***
		Royalty Reconciliation	9/11/2012	***
		Design Fee	9/11/2012	***

	Q3	GMR	12/11/2012	***
		Royalty Reconciliation	12/11/2012	***
		Design Fee	12/11/2012	***

	Q4	GMR	3/19/13	***
		Royalty Reconciliation	3/19/13	***
		Design Fee	3/19/13	***

Royalty Period	Fiscal Qtr	Type of Payment	Due Date	Amount Due

2	Q1	GMR	6/18/2013	***
Fiscal 2013		Royalty Reconciliation	6/18/2013	***
		Design Fee	6/18/2013	***

	Q2	GMR	9/17/2013	***
		Royalty Reconciliation	9/17/2013	***
		Design Fee	9/17/2013	***

	Q3	GMR	12/17/2013	***
		Royalty Reconciliation	12/17/2013	***
		Design Fee	12/17/2013	***

	Q4	GMR	3/18/14	***
		Royalty Reconciliation	3/18/14	***
		Design Fee	3/18/14	***

Royalty Period	Fiscal Qtr	Type of Payment	Due Date	Amount Due

3	Q1	GMR	6/17/2014	***
Fiscal 2014		Royalty Reconciliation	6/17/2014	***
		Design Fee	6/17/2014	***

	Q2	GMR	9/16/2014	***
		Royalty Reconciliation	9/16/2014	***
		Design Fee	9/16/2014	***

	Q3	GMR	12/16/2014	***
		Royalty Reconciliation	12/16/2014	***
		Design Fee	12/16/2014	***

	Q4	GMR	3/17/15	***
		Royalty Reconciliation	3/17/15	***
		Design Fee	3/17/15	***

Royalty Period	Fiscal Qtr	Type of Payment	Due Date	Amount Due

4	Q1	GMR	6/16/2015	***
Fiscal 2015		Royalty Reconciliation	6/16/2015	***
		Design Fee	6/16/2015	***

	Q2	GMR	9/15/2015	***
		Royalty Reconciliation	9/15/2015	***
		Design Fee	9/15/2015	***

	Q3	GMR	12/15/2015	***
		Royalty Reconciliation	12/15/2015	***
		Design Fee	12/15/2015	***

	Q4	GMR	3/15/16	***
		Royalty Reconciliation	3/15/16	***
		Design Fee	3/15/16	***

4 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (“SEC”) and have been filed separately with the SEC.

APPENDIX D

Existing License Agreements

1.	Binding Term Sheet, effective as of December 9, 2009, by and between the WRL and Viva Optique, Inc., which provides for the license of the Trademark for men’s and women’s eyewear, including sun wear and ophthalmic wear and eyewear cases throughout the world, for an initial term expiring on December 31, 2013, which term may be extended at the option of the licensee through December 31, 2016.

2.	Binding Term Sheet, effective as of April 14, 2011, by and between the WRL and RGA Leatherworks, which provides for the license of the Trademark for Men’s Small Goods throughout the Unites States of America and Canada, for an initial term expiring on December 31, 2014. WR is in the process of terminating this license due to the licensee’s failure to perform in accordance with the terms of the license.